UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2007
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

On January 25, 2007, IBM and Ricoh announced formation of a joint venture company based on IBM’s Printing Systems Division.  Attachment I is the June 4, 2007 press release concerning InfoPrint Solutions Company, which is the joint venture company announced earlier.

Item 8.01 (Other Events)

Attachment I contains the following information about the joint venture:

IBM received $725 million in cash at the closing. The cash received was consideration for the initial 51 percent acquisition of the joint venture by Ricoh as well as a prepayment for the remaining 49 percent to be acquired and certain royalties and services to be provided by IBM to InfoPrint Solutions Company.  Final consideration for this transaction will be determined at the end of the three-year period based upon the participation in the profits and losses recorded by the equity partners.  As a result of the transaction, IBM expects to record a second quarter pre-tax gain of approximately $80 million and a total pre-tax gain of approximately $250 million gain over the three-year period.  Both gain amounts are pending final valuation of the agreements signed with the joint venture as well as final determination of transaction-related expenses.  Further details will be included in IBM’s second quarter earnings report and Form 10-Q filing.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 4, 2007

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General
Counsel &
Assistant Secretary

ATTACHMENT I

IBM’s Printing Systems Division Becomes InfoPrint Solutions Company

Billion Dollar Joint Venture Poised for Growth With Investments in R&D and
Professional Services

Boulder, Colo.  — June 4, 2007 —  InfoPrint Solutions Company (IPS), the joint venture printing company announced earlier this year by IBM (NYSE: IBM) and Ricoh, has begun operations with 1,200 employees around the world.

The company was formerly IBM’s Printing Systems Division. With the closing of the agreement, Ricoh now owns 51 percent of the joint venture and will progressively acquire the remaining 49 percent over the next three years as the joint venture becomes a fully owned subsidiary.

InfoPrint Solutions Company has operations in Argentina, Australia, Brazil, Canada, China, France, Germany, Hong Kong, Italy, Japan, Mexico, Peru, Singapore, Spain, Switzerland, Taiwan, the UK and the U.S., and has plans to expand to other countries in the third quarter of this year, subject to the completion of local information and consultation processes.

The joint venture, based on IBM’s printing operations which generated approximately $1 billion of revenue in 2006, will continue to benefit from access to IBM’s powerful worldwide distribution and sales network. IBM client teams, business partners and dealers will continue to offer InfoPrint printing and output solutions, and InfoPrint Solutions Company will be IBM’s preferred global print solutions provider. The InfoPrint product brand and IBM’s extensive printer development capabilities also are part of the joint venture.

IBM will provide maintenance services to InfoPrint Solutions Company for one year under a services agreement, after which more than 1,000 IBM printer maintenance specialists may join the new company, subject to local business conditions and completion of local information and consultation processes.

“With this launch, we have created a billion dollar enterprise with the backing of two undisputed industry leaders, IBM and Ricoh. Together, we will drive the next generation of innovation in output solutions,” said Tony Romero, CEO and President, InfoPrint Solutions Company.  “Our plans for the joint venture include greater investment in research and development, enhancing our professional services capabilities, and increasing the size of our sales and support organization.  Our intense focus on strategic output management means our current and future customers will benefit from a new level of products, services, and solutions built to address their business needs.”

InfoPrint Solutions Company, launching with 40 years experience in the printing industry and more than 20 years of joint innovation and development between IBM and Ricoh, offers output solutions for general office, industrial, enterprise and commercial printing environments for customers of all sizes — from small businesses to large enterprises.  The investment from Ricoh will increase the company’s portfolio with new product and solutions offerings in both the production and general office markets.

“Today is an historic moment both for IBM and Ricoh and more importantly, an industry first. The creation of InfoPrint Solutions Company brings together the best of two industry leaders, and greatly enhances the Ricoh portfolio of offerings,” said Norio Tanaka, Corporate Senior Vice President of the Production Printing Group at Ricoh Company Ltd.  “This unique combination puts IPS ahead of its competitors and positions the company to lead the market by focusing on the goal of creating true operating efficiencies and value for customers.”

Since the initial agreement in January 2007, new and existing customers have demonstrated their commitment to the joint venture across industries.  Today, InfoPrint Solutions Company also announced two new major customer engagements: 21st Century, a leading insurance company based in the U.S.; and ADP, the payroll, benefits and human resources management giant.

Said Jim Chalker, Director of IT at 21st Century Insurance Group: “Working with a company that has the entrepreneurial drive of a start-up yet the support and global backing of two market leaders has meant great things for us as a customer.  InfoPrint Solutions Company is helping us reduce output costs and increase efficiency, meaning we can pass these savings on to our own most important asset — our customers.”

“From an industry perspective, we believe that this alliance is built on a long-standing relationship between these two partners and it will create great market opportunities for InfoPrint Solutions Company as it continues to provide leading-edge output solutions for customers,” said Charlie Pesko, President, InfoTrends.  “The marketing power of both Ricoh and IBM puts the joint venture in a very healthy competitive position.”

IBM received $725 million in cash at the closing. The cash received was consideration for the initial 51 percent acquisition of the joint venture by Ricoh as well as a prepayment for the remaining 49 percent to be acquired and certain royalties and services to be provided by IBM to InfoPrint Solutions Company.  Final consideration for this transaction will be determined at the end of the three-year period based upon the participation in the profits and losses recorded by the equity partners.  As a result of the transaction, IBM expects to record a second quarter pre-tax gain of approximately $80 million and a total pre-tax gain of approximately $250 million over the three-year period.  Both gain amounts are pending final valuation of the agreements signed with the joint venture as well as final determination of transaction-related expenses.  Further details will be included in IBM’s second quarter earnings report and Form 10-Q filing.

“The creation of InfoPrint Solutions Company grows out of IBM’s long and successful relationship with Ricoh and our belief in its ability to grow this business,” said Nicholas M. Donofrio, IBM executive vice president, Innovation and Technology. “Our customers and partners will continue to receive the best solutions and technology from IPS and our former Printer System Division employees join a company focused on innovation and leadership in the printing industry.”

About InfoPrint Solutions Company

InfoPrint Solutions Company, headquartered in Boulder, Colorado, will bring to market the advantages IBM and Ricoh have in the development, manufacturing, marketing and building of strategic solutions for customers, creating a growth-oriented global enterprise that is strategically focused on the output market.

The InfoPrint Solutions Company portfolio includes solutions for production printing for enterprises and commercial printers as well as solutions for office workgroup environments and industrial segments. The company offers customers the highest quality output solutions that optimize productivity by providing efficient workflow and, at the same time, delivering low cost of ownership and high return on investment. The heritage of InfoPrint Solutions Company includes the development of the IBM Advanced Function Presentation (AFP) Architecture — now an industry standard — and Intelligent Printer Data Stream (IPDS), which has since become the standard for mission critical business printing.  The company also leads the industry in print management solutions with both InfoPrint Process Director and InfoPrint Manager.   Please visit www.infoprint.com for more information.